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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 LITRONIC, INC.

     Litronic, Inc., a corporation organized and existing under the and by virtue of the General Corporation Law of the State of Delaware (the CORPORATION), does hereby certify the following:

     FIRST:    The Certificate of Incorporation is hereby amended to change the name, by deleting the present Article FIRST and inserting a new Article FIRST, as follows:

          FIRST:    The name of the Corporation is

                         "LITRONIC INC."

     SECOND:   The Certificate of Incorporation is hereby further amended by deleting the present Article ELEVENTH and inserting a new Article ELEVENTH, as follows:

          ELEVENTH: The number of directors of the Corporation shall be determined by and provided for in the manner set forth in the Bylaws of the Corporation, but shall not at any time be less than one (1).

     THIRD:    The Corporation has not received any payment for any of its stock.

     FOURTH:   The foregoing amendment has been duly adopted in accordance with
Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this certificate of amendment is executed by the Sole Incorporator in accordance with Section 103 (a) (1) a of the General Corporation Law of the State of Delaware.



DATED: February 5, 1999



                                                /s/ Kris Shah
                                    -------------------------------------------
                                    Kris Shah

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 LITRONIC, INC.


The undersigned, for the purpose of incorporating a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST.  The name of the Corporation is LITRONIC, INC.

SECOND. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle 19805-1297. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.

          Section 1. Authorized Shares. The total number of shares which the Corporation shall have authority to issue is thirty million (30,000,000) shares of capital stock, of which twenty five million (25,000,000) shares shall be designated Common Stock, par value of $.01 per share, and five million (5,000,000) shares shall be designated Preferred Stock, par value of $.01 per share.

          Section 2. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes or series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said classes or series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such class or series may differ from those of any and all other classes or series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority, subject to any limitations contained in any class or series of Preferred Stock at any time outstanding, to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such class or series, including, but without limiting the generality of the foregoing, the following:

          (i) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such class or series, which number (except as otherwise provided by the Board of Directors in the resolution establishing such class or series) may be

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

increased or decreased (but not below the number of shares of such class or series then outstanding) from time to time by like action of the Board of Directors;

          (ii) The rights in respect of dividends, if any, of such class or series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

          (iii) The right, if any, of the holders of such class or series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation and the terms and conditions of such conversion or exchange;

          (iv) Whether or not shares of such class or series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such class or series of Preferred Stock may be redeemed;

          (v) The rights, if any, of the holders of such class or series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution of winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

          (vi) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such class or series of Preferred Stock;

          (vii) The voting powers, if any, of the holders of any class or series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a class or series by itself or together with the holders of any other class or classes or series of the same of other class or classes of Preferred Stock or all classes or series of Preferred Stock, to elect one or more directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Corporation, or a specified number or portion of directorships in addition to the then-existing number of authorized directorships of the Corporation) generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto; and

          (viii) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

FIFTH. The name and mailing address of the incorporator is Kris Shah, 2950 Redhill Avenue, Costa Mesa, California 92626.

SIXTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

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

SEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

EIGHTH. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

NINTH.  The Corporation is to have perpetual existence.

TENTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation, as may be amended from time to time, are granted subject to the rights reserved in this Article TENTH.

ELEVENTH.  The initial Board of Directors shall consist of three (3) directors.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate, hereby declaring and certifying that this my act and deed and the facts herein stated are true, and accordingly, hereunto set my hand this 29th day of January, 1997.



Executed on January 29, 1997

                                        /s/    Kris Shah
                                     ------------------------------------
                                     Kris Shah, Incorporator





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